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                                                                       Exhibit P


                     FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

     FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT, dated as of November 30, 1998 (the "FIRST AMENDMENT"), by and between CORNERSTONE PROPERTIES INC., a Nevada corporation (the "COMPANY"), and STICHTING PENSIOENFONDS VOOR DE GEZONDHEID, GEESTELIJKE EN MAATSCHAPPELIJKE BELANGEN, a stichting formed according to the laws of the Netherlands (the "PURCHASER").

     WHEREAS, pursuant to the terms of that certain Stock Purchase Agreement, dated as of June 22, 1998, by and between the Company and the Purchaser (the "STOCK PURCHASE AGREEMENT"), the Company agreed to issue and sell to the Purchaser, and the Purchaser agreed to purchase, an aggregate of 11,594,203 shares (as adjusted pursuant to Section 2.01 of the Stock Purchase Agreement) of Common Stock, without par value, of the Company; and

     WHEREAS, the parties wish to amend the Stock Purchase Agreement to modify certain provisions;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The definition of "Contribution Agreement" in Section 1.01 of the Stock Purchase Agreement is hereby amended by deleting the words "dated as of June 22, 1998" and substituting in lieu thereof the words "dated as of June 22, 1998, as amended from time to time prior to the Closing".

     2. EXHIBIT A of the Stock Purchase Agreement is hereby amended by deleting such EXHIBIT A in its entirety and substituting in lieu thereof EXHIBIT A to this First Amendment.

     3. EXHIBIT D of the Stock Purchase Agreement is hereby amended by deleting such EXHIBIT D in its entirety and substituting in lieu thereof EXHIBIT D to this First Amendment.

     5. Except as amended hereby, the terms, conditions, covenants, agreements, representations and warranties contained in the Stock Purchase Agreement shall remain unaffected hereby and shall continue in full force and effect.

     6. This First Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


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     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              CORNERSTONE PROPERTIES INC.


                              By:
                                 -------------------------------------
                                 Name:
                                      --------------------------------
                                 Title:
                                       -------------------------------



                              STICHTING PENSIOENFONDS VOOR DE
                               GEZONDHEID, GEESTELIJKE EN
                               MAATSCHAPPELIJKE BELANGEN


                              By:
                                 -------------------------------------
                                 Name:
                                      --------------------------------
                                 Title:
                                       -------------------------------


                              By:
                                 -------------------------------------
                                 Name:
                                      --------------------------------
                                 Title:
                                       -------------------------------